SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 3, 2005

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2005, the shareholders of CONSOL Energy Inc. approved the amendment and restatement of the CONSOL Energy Equity Incentive Plan. A description of the material terms of the plan, as amended and restated, follows:

Administration. The plan is administered by the Board of Directors. Except with respect to certain awards made to non-employee directors of CONSOL Energy or any affiliate, the Board may delegate any or all authority for administration of the plan to a committee of the Board. The Board or the Committee may delegate to an executive officer of CONSOL Energy authority to administer those aspects of the plan that do not involve the designation of individuals to receive awards or decisions concerning the timing, amounts or other terms of awards. The Board or the committee has the authority to construe and interpret the plan, and to make all other determinations necessary or advisable for the administration of the plan. However, only the Board may amend or terminate the plan.

Shares Available for Awards; Limitations. The total number of shares of CONSOL Energy common stock with respect to which awards may be granted under the plan is 9,100,000, out of which 1,300,000 may be granted with respect to awards other than options. Subject to adjustment, the maximum number of shares with respect to which awards may be granted to any participant during a calendar year is 1,000,000 shares. The maximum annual number of shares in respect of which restricted stock awards, restricted stock units, performance awards and other stock-based awards may be granted under the plan to any participant is 325,000 and the maximum annual amount of any award settled in cash with respect to any participant is $2,000,000.

Eligibility. Officers, eligible directors, employee-directors and other employees or consultants of CONSOL Energy or any affiliate, who is not a member of the committee, are eligible to receive awards.

Stock Options. The plan permits the granting of options, both incentive stock options (ISOs) and non-qualified stock options (NQOs), to purchase shares of CONSOL Energy common stock. The option exercise price for each share covered by an option, including ISOs and NQOs, must equal or exceed the fair market value of a share of CONSOL Energy common stock on the date the option is granted, and the term of the option may not exceed 10 years from the date of the grant.

Stock Appreciation Rights. Stock Appreciation Rights (SARs) may be granted under the plan to any employee or eligible director of CONSOL Energy or any affiliate. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. SARs are not exercisable earlier than six months after the date granted. SARs must have grant prices no less than the fair market value of a share of CONSOL Energy common stock on the grant date and must have terms no longer than ten years.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may also be granted under the plan to any employee or eligible director of CONSOL Energy or any affiliate. The Board determines the number of shares of restricted stock and/or the number of restricted stock units to be granted to each participant, the duration of the period during which, and the conditions under which, the restricted stock and restricted stock units may be forfeited to CONSOL Energy, and the other terms and conditions of such awards.

Performance Awards. Performance awards may also be granted under the plan to any employee or consultant of CONSOL Energy or any affiliate. A “Performance Award” consists of a right that is (1) denominated in cash or shares of CONSOL Energy common stock, (2) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (3) payable at such time and in the form as the Board determines. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or on a deferred basis.

Other Stock-Based Awards. Other stock-based awards may also be granted under the plan. An “Other Stock-Based Award” consists of any right that is (1) not an award described above, and (2) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Board to be consistent with the purposes of the plan.

Awards to Eligible Directors. Upon initial election to the Board an eligible director receives a NQO to acquire 4,000 shares.

Effective as of the date of each annual meeting of CONSOL Energy’s shareholders at which directors are elected or re-elected to the Board, the plan provides that each eligible director who has not received an initial grant since the immediately preceding annual meeting of CONSOL Energy’s shareholders is entitled to receive a NQO to acquire 2,500 shares (Annual Grant).

Amendment and Termination. The plan may be amended, altered, suspended, discontinued, or terminated at any time; provided that no such amendment, alteration, suspension, discontinuation or termination will be made without shareholder approval if approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. In addition, no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if it would constitute a repricing of a stock option or a stock settled SAR.

The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would adversely affect the rights of any participant or any holder or beneficiary of any award previously granted does not to that extent become effective without the consent of the affected participant, holder, or beneficiary.

Term. The plan, as amended and restated, became effective as of May 3, 2005 (Effective Date). No ISO may be granted under the plan after April 7, 2009 and no deferred stock unit or award other than an ISO may be granted after the tenth anniversary of the Effective Date.

Deductibility of executive compensation. The plan has been designed to permit certain stock options granted under the 1999 Incentive Plan to satisfy the conditions of Section 162(m).

The plan is described in detail in CONSOL Energy’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the annual meeting of shareholders held on May 3, 2005.

The foregoing description of the plan does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as Exhibit 10.61 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.61	CONSOL Energy Inc. Equity Incentive Plan, as amended and restated by the Compensation Committee and Board of Directors on March 21, 2005 and approved by the Shareholders on May 3, 2005.

Exhibit 10.62	Form of CONSOL Energy Inc. Nonqualified Stock Option Agreement.

Exhibit 10.63	Form of Restricted Unit Award Under the CONSOL Energy Inc. Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ WILLIAM J. LYONS
William J. Lyons
Executive Vice President and Chief Financial Officer

Dated: May 5, 2005

Exhibit Index

Exhibit No.	Description

Exhibit 10.61	CONSOL Energy Inc. Equity Incentive Plan, as amended and restated by the Compensation Committee and Board of Directors on March 21, 2005 and approved by the Shareholders on May 3, 2005.

Exhibit 10.62	Form of CONSOL Energy Inc. Nonqualified Stock Option Agreement.

Exhibit 10.63	Form of Restricted Unit Award Under the CONSOL Energy Inc. Equity Incentive Plan.